                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                      UNITED STATES LIME & MINERALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                      UNITED STATES LIME & MINERALS, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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





                                    March 22, 1996


Dear Shareholders:

      You are cordially invited to attend the 1996 Annual Meeting of Shareholders at 10:00 a.m. on Friday, May 17, 1996, at the Sheraton Park Central Hotel, 12720 Merit Drive, Dallas, Texas 75251. Please refer to the back of this letter for directions. The Meeting will be preceded by an informal reception starting at 9:30 a.m., at which you will have an opportunity to meet the Directors and Officers of the Company.

      Enclosed with this letter is a Notice of the Annual Meeting, Proxy Statement, and Proxy Card. I urge you to complete, sign, date, and mail the enclosed Proxy Card at your earliest convenience. Regardless of the size of your holding, it is important that your shares be represented. If you attend the Meeting, you may withdraw your Proxy and vote in person.

      I look forward with pleasure to seeing you at the Meeting on May 17, 1996.

                                    Sincerely,



                                    Robert F. Kizer,
                                    President and Chief Executive Officer


Enclosures

                  Directions to Annual Shareholders Meeting of
                      UNITED STATES LIME & MINERALS, INC.
                          May 17, 1996  at 10:00 a.m.



                                    [MAP]




                          Sheraton Park Central Hotel
                               12720 Merit Drive
                              Dallas, Texas  75251
                                 (214) 233-4421

                      UNITED STATES LIME & MINERALS, INC.
                               12221 Merit Drive
                                   Suite 500
                              Dallas, Texas  75251


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held On May 17, 1996

To the Shareholders of
         United States Lime & Minerals, Inc.:

         Notice is hereby given that the 1996 Annual Meeting of Shareholders of United States Lime & Minerals, Inc., a Texas corporation (the "Company"), will be held on Friday, the 17th day of May, 1996, at 10:00 a.m., local time at the Sheraton Park Central Hotel, 12720 Merit Drive, Dallas, Texas 75251 (the "Annual Meeting"), for the following purposes:

         1. To elect seven directors to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified; and

         2. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

         Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on March 19, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A complete list of such shareholders will be available for inspection during usual business hours for ten days prior to the Annual Meeting at the office of the Company in Dallas, Texas.

         All shareholders are cordially invited to attend the Annual Meeting. SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE ANNUAL MEETING, TO COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY CARD AND TO RETURN IT PROMPTLY IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED. If a shareholder who has returned a Proxy Card attends the Annual Meeting in person, such shareholder may revoke the Proxy and vote in person on all matters submitted to the shareholders at the Annual Meeting.

                                         By the Order of the Board of Directors,



                                         Timothy W. Byrne,
                                         Secretary


Dallas, Texas
March 22, 1996

                      UNITED STATES LIME & MINERALS, INC.
                               12221 MERIT DRIVE
                                   SUITE 500
                              DALLAS, TEXAS  75251


                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 17, 1996


                                  INTRODUCTION


         The accompanying proxy (the "Proxy Card"), mailed together with this proxy statement (the "Proxy Statement"), is solicited by and on behalf of the Board of Directors of United States Lime & Minerals, Inc., a Texas corporation (the "Company"), for use at the 1996 Annual Meeting of Shareholders of the Company to be held at the time and place and for the purposes set forth in the accompanying Notice (the "Annual Meeting"). The approximate date on which this Proxy Statement and Proxy Card were first sent to shareholders of the Company is March 22, 1996.

         Shares of the Company's common stock, par value $0.10 per share (the "Company Stock"), represented by valid Proxies in the form enclosed, duly signed, dated, and returned to the Company and not revoked, will be voted at the Annual Meeting in accordance with the directions given. In the absence of directions to the contrary, such shares will be voted:

                 FOR the election of the seven nominees named in the Proxy Card to the Board of Directors of the Company (the "Board of Directors" or the "Board").

         If any other matter is properly brought before the Annual Meeting for action at the Meeting, which is not currently anticipated, the Proxy holders will vote the Proxies in accordance with their best judgment in such matters.

         Any shareholder of the Company returning a Proxy Card has a right to revoke the Proxy at any time before it is exercised by giving written notice of such revocation to the Company addressed to Timothy W. Byrne, Secretary, United States Lime & Minerals, Inc., 12221 Merit Drive, Suite 500, Dallas, Texas 75251; however, no such revocation shall be effective until such notice of revocation has been received by the Company at or prior to the Annual Meeting.


                 VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

         Only holders of record of Common Stock at the close of business on March 19, 1996, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The presence of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. On the record date for the Annual Meeting, there were issued and outstanding 3,861,853 shares of Common Stock. At the Annual Meeting, each shareholder of record on March 19, 1996 will be entitled to one vote for each share of Common Stock registered in such shareholder's name on the record date.

         The following table sets forth, as of March 19, 1996, information with respect to the only shareholder known to the Company to be the beneficial owner of more than five percent of the issued and outstanding shares of Common Stock:

 Name and Address                     Number of Shares                 Percent
of Beneficial Owner                  Beneficially Owned                of Class
-------------------                  ------------------                --------
Inberdon Enterprises Ltd.                  1,917,948                   49.66 %
1020-789 West Pender Street
Vancouver, British Columbia
Canada  V6C 1H2  (1)

---------------
(1) Inberdon Enterprises Ltd. ("Inberdon") is principally engaged in the acquisition and holding of securities of aggregate producing companies located in North America. All of the outstanding shares of Inberdon are held, indirectly through a number of private companies, by Mr. George M. Doumet.

                             ELECTION OF DIRECTORS

         Seven directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. All of the nominees are currently directors of the Company.

         Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at the Annual Meeting. Cumulative voting for the election of directors is prohibited by the Company's Restated Articles of Incorporation. All duly submitted and unrevoked Proxies will be voted FOR the nominees selected by the Board of Directors except where authorization so to vote is withheld. Abstentions and broker non-votes are not counted in the election of directors.

         The Board of Directors recommends that all shareholders vote FOR the election of all such nominees. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as Proxy holders will have full discretion to vote for another person.

         The Company has a standing Executive Committee, Audit Committee, and Compensation Committee, but does not have a standing nominating committee. During the fiscal year ended December 31, 1995, the Board of Directors held four meetings, and the Executive Committee held five meetings. The Audit Committee held two meetings, and the Compensation Committee held two meetings. During the fiscal year ended December 31, 1995, each director attended all meetings held by the Board of Directors and the committees of the Board on which he served.

         The seven nominees for director are named below. Each has consented to serve as a director if elected. Set forth below is pertinent information with respect to each nominee:

    JOHN J. BROWN
         Mr. Brown, age 63, has served as a director of the Company since July 1993. Mr. Brown is the President of Pacific Opportunity Company, Ltd. From 1990 to 1993, he served as a director and chief financial officer of BTS Byers Transportation Systems Inc., an "LTL" Carrier in Western Canada. From 1984 to 1990, Mr. Brown was an investment advisor at RBC Dominion Securities. Formerly, he was a senior partner with the public auditing firm of Deloitte & Touche, Chartered Accountants in Vancouver, Canada. Mr. Brown is a director of several Canadian companies and is currently a director and past Chairman of the British Columbia Automobile Association, a director of the Canadian Automobile Association, and a member of the Council of Governors of the Canadian Automobile Association. The above are affiliated with the American Automobile Association.

    TIMOTHY W. BYRNE
         Mr. Byrne, age 38, has served as a director of the Company since March 1991. Mr. Byrne also currently serves as Senior Vice President-Finance & Administration, Chief Financial Officer, Treasurer, and Secretary of the Company. Mr. Byrne joined the Company in August 1990 as Manager of Finance. From 1985 through 1989, Mr. Byrne was a partner in a Washington, D.C. consulting and accounting firm. From 1979 through 1984, Mr. Byrne worked for a "Big Six" accounting firm.

    ANTOINE M. DOUMET
         Mr. Doumet, age 36, has served as a director of the Company since July 1993 in the capacity of Vice Chairman. He is a private businessman and investor. From 1989 to 1995 he served as a director of MELEC, a French electrical engineering and contracting company. From 1988 to 1992, Mr. Doumet served as vice president and a director of Lebanon Chemicals Company. Mr. Doumet is the brother of Mr. George M. Doumet, who indirectly owns all of the outstanding shares of Inberdon.

    WALLACE G. IRMSCHER
         Mr. Irmscher, age 73, has served as a director of the Company since July 1993. He was a senior executive with 44 years of diversified experience in the construction and construction materials industry. Since 1995, he has served as a director of N-Viro International Corporation, a company involved in the recycling of industrial waste. From 1993 to 1995, Mr. Irmscher was a director and officer of Newfoundland Resources & Mining Company Limited. In 1995, a petition was filed against this company, and it was adjudged bankrupt. Mr. Irmscher for the past five years has performed consulting services for various companies in the cement, construction, and environmental industries.

    ROBERT F. KIZER
         Mr. Kizer, age 61, has served as a director of the Company since September 1993. Since that time, he has served as President and Chief Executive Officer of the Company. Mr. Kizer has more than 36 years experience in the construction aggregate, concrete, and cement industries, having served in various executive capacities. In addition, Mr. Kizer is involved with the ownership of various businesses.

    EDWARD A. ODISHAW
         Mr. Odishaw, age 60, has served as a director and Chairman of the Board of the Company since July 1993. He has practiced law in Saskatchewan and British Columbia, Canada since 1964 with emphasis on commercial law, corporate mergers, acquisitions, and finance. Mr. Odishaw has been a Barrister and Solicitor with the law firm of Boughton Peterson Yang Anderson, located in Vancouver, Canada, since February 1992. From 1972 to 1992, Mr. Odishaw was a Barrister and Solicitor with the law firm of Swinton & Company, Vancouver, Canada. Mr. Odishaw holds directorships in numerous companies in Canada. Mr. Odishaw is a member in good standing of the Law Society of British Columbia and the Canadian Bar Association and is a non-practicing member of the Law Society of Saskatchewan.

    ROBERT J. SMITH
         Mr. Smith, age 69, has served as a director of the Company since July 1993. He has extensive operating and management experience in the marine terminal business. Mr. Smith is the past chairman of the board of Pacific Pilotage Authority and served in such position from 1987 to 1992. Prior to this, Mr. Smith served as president of Johnston Marine Terminals Ltd., Fraser Surrey Docks Ltd., and Pacific Rim Stevedoring Ltd.. Mr. Smith also has served as a director of numerous companies in Canada.

                               EXECUTIVE OFFICERS
                           WHO ARE NOT ALSO DIRECTORS

                Name             Age                    Position
            -----------------    ---   ----------------------------------------
            Robert K. Murray      58   Vice President - Operations
            Larry T. Ohms         35   Corporate Controller and Asst. Treasurer

         Mr. Murray joined the Company in November 1993 as Vice President - Operations. From December 1990 until that time, Mr. Murray served as president and general manager of Calco, Inc., a lime and limestone mining and manufacturing business located in Colorado. Prior to that, Mr. Murray provided legal and engineering consulting services to various mining, construction, and related companies.

         Mr. Ohms joined the Company in July 1994 as Corporate Controller and Assistant Treasurer. From 1990 until that time, Mr. Ohms served as vice president of finance for My Alarm, Inc., a manufacturer and distributor of two-way voice, home security systems. Prior to 1990, Mr. Ohms held positions as plant controller for publicly traded companies, including Flowers Baking Company and Weyerhauser Company.

           SHAREHOLDINGS OF COMPANY DIRECTORS AND EXECUTIVE OFFICERS

         The table below sets forth the number of shares of Common Stock beneficially owned, as of March 19, 1996, by all directors and named executive officers of the Company individually and all directors and executive officers as a group:

                                 Common Stock Beneficially Owned (1)
                               ----------------------------------------
Name                           Number of Shares        Percent of Class
----                           --------------------    ----------------
John J. Brown                          -                       -
Timothy W. Byrne                    46,145  (2) (3) (4)      1.18%
Antoine M. Doumet                      -    (5)                -
Wallace G. Irmscher                  8,000                    (6)
Robert F. Kizer                     65,816  (2) (3) (4)      1.69%
Robert K. Murray                    31,173  (3) (4)           (6)
Edward A. Odishaw                      900                    (6)
Robert J. Smith                        -                       -

All Directors
and Executive Officers
as a Group  (9 persons)            172,322  (2) (3)          4.33%
                                                              (4)

------------------
(1) All shares are directly held with sole voting and dispositive power unless otherwise indicated.

(2) The named individual serves as one of two members of the Company's Employee Stock Ownership Plan ("ESOP") Administration Committee. The number of shares shown as beneficially owned by the named individual excludes shares that may be deemed to be beneficially owned by the ESOP Administration Committee, as to which the named individual disclaims beneficial ownership.

(3) Includes 816, 6,145, 816, and 288 shares allocated to Messrs. Kizer, Byrne, Murray, and Ohms, respectively, under the ESOP, as to which they have sole voting power but no dispositive power.

(4) Includes 37,210, 35,000, 30,000, and 20,000 shares subject to stock options exercisable within the next 60 days granted to Messrs. Kizer, Byrne, Murray, and Ohms, respectively, under the Company's 1992 Stock Option Plan.

(5) The named individual is the brother of Mr. George M. Doumet, who indirectly owns all of the outstanding shares of Inberdon.

(6)      Less than 1%.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and non-cash compensation for each of the last three fiscal years earned by the Chief Executive Officer and each of the other executive officers of the Company whose salary and bonus earned in 1995 exceeded $100,000:

                                                             LONG-TERM
                                    ANNUAL COMPENSATION     COMPENSATION        ALL OTHER COMPENSATION
                                    -------------------     ------------        ------------------------
                                                             SECURITIES
                                                             UNDERLYING
        NAME AND                                 BONUS       OPTIONS (#)      401(K)      ESOP      OTHER
   PRINCIPAL POSITION       YEAR     SALARY       (1)           (2)            (3)        (4)        (5)
   ------------------       ----   ---------- -----------   -------------   ---------- ---------- ----------
Robert F. Kizer             1995     $206,667   $75,000         40,000        $3,080     $7,141       --
President and Chief         1994     $204,138   $20,000           --          $  500       --         --
Executive Officer           1993     $ 51,856      --           65,000          --         --         --

Timothy W. Byrne            1995     $157,500   $37,500         25,000        $3,080     $7,340       --
Senior Vice President -     1994     $154,190   $41,000           --          $1,547     $8,180       --
Finance & Administration    1993     $144,062      --           40,000        $2,205     $8,865    $ 73,023
and Chief Financial
Officer

Robert K. Murray            1995     $154,166   $37,500         25,000        $3,080     $7,141       --
Vice President -            1994     $151,672   $14,000           --          $  148       --         --
Operations                  1993     $ 16,373      --           30,000          --         --         --

---------------

(1) Bonuses are accrued in the year of the Company's performance and paid in the following year.

(2)      Options granted pursuant to the Company's 1992 Stock Option Plan.

(3)      Company contribution to defined contribution plan.

(4) ESOP share allocation, valued at year-end market price of the Company's Common Stock.

(5)      Change in control payment pursuant to an Executive Employment
         Agreement.


                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning stock options granted during 1995 under the Company's 1992 Stock Option Plan to the named executive officers:

                                                                                        Potential Realizable
                                                                                          Value at Assumed
                                                                                        Annual Rates of Stock
                                                                                       Price Appreciation for
                              Individual Grants                                              Option Term
----------------------------------------------------------------------------     -----------------------------------
                       Number of     % of Total
                      Securities       Options
                      Underlying     Granted to     Exercise or
                        Options     Employees in    Base Price    Expiration
       Name           Granted (1)    Fiscal Year     ($/Share)       Date        0%  ($) (2)    5%  ($)    10%  ($)
       ----           -----------    -----------     ---------       ----        -----------     -------    --------
Robert F. Kizer         40,000         25.00%          8.25          2005               0        207,535    525,935
Timothy W. Byrne        25,000         15.63%          8.25          2005               0        129,710    328,709
Robert K. Murray        25,000         15.63%          8.25          2005               0        129,710    328,709

---------------
(1) All grants were in the form of stock options granted at 100% of fair market value of the Company's Common Stock at the date of the grant. The options may be exercised after one year but no more than ten years from the date of grant and only while in the employment of the Company or within three months following termination of employment.

(2) No gain to optionees is possible without an increase in stock price, which will benefit all shareholders commensurately. A 0% increase in stock price will result in $0 gain for the optionees.

       AGGREGATE OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUES

         No stock options were exercised by the named executive officers during 1995. The following table sets forth the number and value of unexercised options by such executive officers at year end:

                            Number of Securities             Value of Unexercised
                           Underlying Unexercised            In-the-Money Options
         Name                Options at Year-End                  at Year-End
---------------------   -----------------------------     ----------------------------
                        Exercisable     Unexercisable     Exercisable    Unexercisable
                            (#)              (#)              ($)             ($)
Robert F. Kizer           42,104            62,896          168,416         111,584
Timothy W. Byrne          40,000            25,000          160,000          12,500
Robert K. Murray          30,000            25,000          120,000          12,500

                EXECUTIVE EMPLOYMENT AND TERMINATION AGREEMENTS

         The Company has employment agreements with Messrs. Kizer, Byrne, and Murray. Such employment agreements are designed to ensure that the Company will be able to attract, motivate, and retain highly qualified talent, which is critical to both the short- and long-term success of the Company.

         The agreements provide for an annual base salary to be reviewed annually. In addition to the base salary, the agreements provide for a bonus (to be determined by the Compensation Committee of the Board of Directors), use of a Company car, reimbursement of business expenses, and participation in the Company's 401(k) plan and ESOP. Under provisions of the 401(k) plan, Messrs. Kizer and Murray were not eligible to participate in the plan until October and December 1994, respectively. In case of termination of employment, including upon a change in control, each employee would receive a severance payment equal to one year's compensation in the cases of Messrs. Kizer and Murray, and eighteen months' compensation in the case of Mr. Byrne. The agreements of Messrs. Kizer and Byrne contain certain post-termination covenants not to compete. Messrs. Kizer's and Murray's agreements expire in 1999 and 1996, respectively, and Mr. Byrne's agreement has no expiration date.

                  COMPENSATION OF DIRECTORS AND OTHER MATTERS

         Directors who are not employees of the Company, other than the Chairman of the Board of Directors, are paid an annual retainer of $6,000 plus $600 per day on Company business. The Chairman of the Board is paid an annual retainer of $35,000 plus $800 per day on Company business.

     Securities and Exchange Commission ("SEC") rules require the Company to disclose any director, officer, or ten-percent shareholder who did not file timely with the SEC required reports relating to transactions in the Company's equity securities. Mr. Wallace G. Irmscher, a director of the Company, did not report timely six acquisitions covering an aggregate of 8,000 shares of Common Stock. Such transactions were subsequently reported on a Form 5.

                      REPORT OF THE COMPENSATION COMMITTEE

TO:      The Shareholders of United States Lime & Minerals, Inc.

         As members of the Compensation Committee of the Board of Directors (the "Committee"), we have the responsibility for administering the executive compensation program of the Company. The Compensation Committee reviews and makes recommendations to the full Board of Directors regarding the base salaries and annual incentive compensation for executive officers and administering the Company's 1992 Stock Option Plan. The Compensation Committee is composed of Messrs. Odishaw, Doumet, and Smith.

COMPENSATION POLICIES

         The principal executive compensation policy of the Company, which is endorsed by the Committee, is to provide a compensation program that will attract, motivate, and retain persons of high quality and will support a long-standing internal culture of loyalty and dedication to the interests of the Company and its shareholders. In administering the executive compensation program, the Committee is mindful of the following principles and guidelines which are supported by the full Board:

         Base salaries for executive officers should be competitive. A sufficient portion of annual compensation should be at risk in order to align the interests of executives with those of the shareholders of the Company. This variable part of annual compensation should reflect both individual and corporate performance. As a person's level of responsibility increases, a greater portion of total compensation should be at risk, and the mix of total compensation should be weighted more heavily in favor of stock-based compensation. Stock options provide executives long-term incentive and are beneficial in better aligning the interests of executives and shareholders in the enhancement of shareholder value.

         As discussed elsewhere in this Proxy Statement, the Company has entered into employment agreements with Mr. Kizer and certain other executive officers. These agreements provide for an annual base salary, bonus, the use of a Company car, reimbursement of business expenses, participation in the 401(k) plan and ESOP, and severance arrangements. The Committee has determined that such agreements are appropriate means to seek to achieve the Company's overall compensation policies.

1995 COMPENSATION

         The Company's executive compensation packages have three separate elements, consisting of base salary, annual incentive compensation, and long-term incentive compensation. The compensation packages of Mr. Kizer and the other executive officers are designed to be competitive within the industry and to provide incentives for both short- and long-term performance in line with the financial interests of the shareholders.

BASE SALARIES.   The Committee determined levels of the executive officers'
base salaries as set forth in their employment agreements so as to be competitive with amounts paid to executives performing similar functions in comparable size non-durable manufacturing companies. The salary of Mr. Kizer is based on a study performed in 1992 by Towers Perrin. The amount of each executive's annual increase in base salary, if any, will be based on a number of largely subjective factors, including the personal performance of such executive officer, the performance of the Company, cost-of-living increases, and such other factors as the Committee deems appropriate, including the individual's overall mix between fixed and variable compensation and between cash and stock-based compensation. In 1995, those increases averaged 3.9%.

ANNUAL INCENTIVE COMPENSATION. Each of the Company's executive officers is eligible to receive annual cash bonus awards based on determinations made by the Committee. The Company has not adopted a formal annual bonus plan.
Rather, the determination to pay a cash bonus, if any, in a given case is based on the Committee's subjective judgment with respect to the past performance of the individual, or on the individual's attainment of objective performance goals set by the Committee. In either such case, the bonus may be based on the specific accomplishments of the individual, or on the overall success of the Company. In the last quarter of 1995, the Committee determined to award bonuses to Messrs. Kizer, Byrne, and Murray of $75,000, $37,500, and $37,500, respectively, based on the performance of the Company in 1995; in the view of the Committee, such bonus awards were an appropriate means to reward the named executive officers for the Company's success in 1995.

LONG-TERM INCENTIVE COMPENSATION. The Committee also administers the Company's 1992 Stock Option Plan to provide long-term incentives to its key employees, including executive officers. Currently, executive officers of the Company hold options to purchase an aggregate of 212,210 shares of Common Stock. The grants were based on each individual's position within the Company, level of responsibility, past performance, and expectation of future performance. Based on such subjective factors, in 1995 Mr. Kizer was granted an option to purchase 40,000 shares at $8.25 per share, the fair market value at the date of grant.

         The Committee has not formally considered or adopted a policy with regard to qualifying bonus awards for tax deductibility under Internal Revenue Code Section 162(m), which generally limits the corporate tax deduction for compensation paid to certain named executive officers to $1 million per year. The Committee has not yet seen any need to address this issue, since current Company cash compensation is well below the level at which this new tax limitation would apply and the Company's stock option grants are not subject to the limitation.

         This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference. This report shall not otherwise be deemed to be filed under such Acts.

                                        COMPENSATION COMMITTEE


                                        Edward A. Odishaw
                                        Antoine M. Doumet
                                        Robert J. Smith

                               PERFORMANCE GRAPH

         The graph below compares the cumulative total shareholders' return on the Company's Common Stock with the cumulative total return on the Nasdaq Market Index and a group of peer issuers selected on a line-of-business basis, consisting of Dravo Corporation and A.P. Green Industries, Inc. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1990, and that all dividends have been reinvested.


                                   [GRAPH]


================================================================================
              12/31/90   12/31/91   12/31/92   12/31/93   12/31/94   12/31/95
--------------------------------------------------------------------------------
COMPANY         $100       $125       $ 94       $125       $150       $219
--------------------------------------------------------------------------------
NASDAQ          $100       $ 76       $ 88       $121       $128       $133
--------------------------------------------------------------------------------
PEER GROUP      $100       $128       $130       $156       $163       $212
================================================================================


                              INDEPENDENT AUDITORS

         The firm of Ernst & Young LLP (a limited liability partnership) audited the financial statements of the Company for the fiscal year ended December 31, 1995. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. Such representatives will be given the opportunity to make a statement at the Meeting if they so desire.

         The Audit Committee of the Board of Directors is currently composed of Messrs. Brown, Smith, and Irmscher. The Audit Committee recommends the appointment of the independent auditors to audit the Company's financial statements, meets with the independent auditors and reviews the scope and results of their audit, and reviews the fees charged by the independent auditors.

         Ratification of independent auditors by the shareholders is not required by Texas law or the Restated Articles of Incorporation or Bylaws of the Company.

         On October 28, 1994, the Company dismissed the firm of Aronson, Fetridge & Weigle, member of Moores Rowland International ("Aronson, Fetridge"), as the Company's independent auditors. On that same date, the Company appointed Ernst & Young LLP as the independent auditors of the Company effective immediately. The decision to change the Company's auditors was recommended by the Audit Committee of the Board of Directors and approved by the full Board.

         During the Company's two then most recent fiscal years and the subsequent interim period preceding the dismissal of Aronson, Fetridge and the appointment of Ernst & Young LLP on October 28, 1994: (i) there were no disagreements with Aronson, Fetridge on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Aronson, Fetridge, would have caused it to make reference to the subject matter of the disagreement in connection with its reports; (ii) there were no "reportable events" (as defined in Item 304(a)(1)(v) of SEC Regulation S-K); and (iii) the Company did not consult with Ernst & Young LLP regarding either the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements, or on any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv)) or a "reportable event" (as defined in Item 304(a)(1)(v)). In addition, Aronson, Fetridge's reports on the Company's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

         The Company authorized Aronson, Fetridge to respond fully to any inquiries from Ernst & Young LLP, and to make its workpapers available to Ernst & Young LLP. The Company previously provided Aronson, Fetridge with a copy of the foregoing statements, and, by letter to the SEC dated November 3, 1994, Aronson, Fetridge stated that it had read such statements and that it agreed with them.

                                 OTHER MATTERS

         The Board of Directors does not intend to present any other matters at the Annual Meeting and knows of no other matters that will be presented. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy Card intend to vote thereon in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

         Shareholder proposals to be presented at next year's annual meeting of shareholders must be received by the Company at its office in Dallas, Texas addressed to Timothy W. Byrne, Secretary of the Company, not later than January 1, 1997.

         The costs of solicitation of Proxies will be borne by the Company. Solicitation may be made by mail, personal interview, telephone, and/or telegraph by officers and regular employees of the Company who will receive no additional compensation therefor. The Company may specifically engage a firm to aid in the solicitation of Proxies, for which services the Company would anticipate paying a standard reasonable fee plus out-of-pocket expenses. The Company will bear the reasonable expenses incurred by banks, brokerage firms, and other custodians, nominees, and fiduciaries in forwarding proxy materials to beneficial owners.

                                             UNITED STATES LIME & MINERALS, INC.

                                             TIMOTHY W. BYRNE,
                                              Secretary
Dallas, Texas
March 22, 1996

                             SHARES IN YOUR NAME

[X] Please mark your
    votes as in this
    example.


1.   Election of              FOR    WITHHELD
     Directors                [ ]      [ ]
     (see reverse)

Nominees: John J. Brown, Timothy W. Byrne, Antoine M. Doumet, Wallace G.
          Irmscher, Robert F. Kizer, Edward A. Odishaw, and Robert J. Smith

          For, except vote withheld from the following nominee(s):


In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the Meeting or any adjournment thereof.

                             ------------------

                                  Change
                                    of       [ ]
                                  Address

                                  Attend     [ ]
                                  Meeting

SIGNATURE(S)                              DATE
            ----------------------------       ---------------

SIGNATURE(S)                              DATE
            ----------------------------       ---------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                     UNITED STATES LIME & MINERALS, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P
     The undersigned hereby appoints Robert F. Kizer and Timothy W. Byrne, and
R either of them, Proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares
O of Common Stock of UNITED STATES LIME & MINERALS, INC. (the "Company") standing in the name of the undersigned on March 19, 1996, at the Annual
X Meeting of Shareholders to be held on May 17, 1996, at the Sheraton Park Central Hotel, 12720 Merit Drive, Dallas, Texas, and at any adjournment
Y thereof and especially to vote on the item of business specified below, as more fully described in the Notice of the Meeting dated March 22, 1996, and the Proxy Statement accompanying the same, the receipt of which is hereby acknowledged.


Election of Directors, Nominees:

John J. Brown, Timothy W. Byrne, Antoine M. Doumet,

Wallace G. Irmscher, Robert F. Kizer, Edward A. Odishaw,

and Robert J. Smith

                                               (change of address)

                                               ------------------------------

                                               ------------------------------

                                               ------------------------------

                                               ------------------------------

                                               (If you have written in the
                                               above space, please mark the
                                               corresponding box on the reverse
                                               side of this card.)


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE, AND RETURN THIS CARD.


                                                                     SEE REVERSE
                                                                         SIDE